EXHIBIT 10.58

This Sales Contract (hereinafter referred to as the "Contract") is made on the 18th day of November, 2013.

BETWEEN

China Motion Telecom (HK) Limited, a company incorporated in Hong Kong and having its registered office at Suites 1105-1106, 11th floor, Chinachem Golden Plaza, 77 Mody Road, TsimShaTsui East, Hong Kong (“CMTHK”) and New Host International Co., Ltd., a company incorporated in Brunei Darussalam having its registered office at Room 804, Sino Centre, 582-591 Nathan Road, Kowloon, Hong Kong (“New Host”) (hereinafter collectively and together referred to as “the Customer”),

AND

ZTE (H.K.) LIMITED, a company incorporated under the laws of Hong Kong SAR having its registered office at RM2907, 23/F, CHINA RESOURCES BUILDING, HARBOUR ROAD 26, HONGKONG. (hereinafter referred to as “ZTE”), which expression shall deem to mean and include its all successors-in-interest and assigns.

Customer and ZTE shall hereinafter be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

A)	ZTE is a telecommunication network solutions provider and specializes in supplying telecom equipment, among which is CORE and VAS products and the corresponding software (hereinafter referred to as the "Products" or "Product"), as well as services associated with the engineering, installation, integration, optimization, post-installation maintenance of the Products, and training of Customer’s personnel in the operation of the Products (hereinafter referred to as the “Services”).

B)	ZTE shall implement and install the project of CORE and VAS products in the Customer’s Network at the Site in accordance with this Sales Contract including all attached Annexes.

C)	The Customer agrees to utilize the Products subject to the terms and conditions in the Sales Contract.

NOW THEREFORE, in consideration of mutual representations, covenants and other valuable consideration, it is hereby agreed by and between the Parties as follows.

ARTICLE 1          ZTE’S OBLIGATIONS

ZTE agrees to sell the Products to the Customer. The price of the Products is more particularly described in ANNEX 1: PRICED BOQ.

ZTE agrees that the Products shall be utilized to meet the requirements set out in ANNEX 2: TECHNICAL SPECIFICATIONS.

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ZTE and the Customer agree to the respective responsibilities set out in ANNEX 3: SCOPE OF WORK.

ZTE agrees to provide installation of the Products and other Services in accordance with the schedule and acceptance standards, tests, and KPIs set out in ANNEX 4: IMPLEMENTATION SCHEDULE AND ACCEPTANCE CRITERIA.

ZTE agrees that the Products come with a one year warranty commencing upon Preliminary Acceptance (as defined in ANNEX 4.1), the price of which is included in the purchase price (hereinafter referred to as “the Warranty Period”).

ZTE grants to the Customer a non-transferable and non-exclusive license to use the software for internal use only on the Products in accordance with the terms and conditions of this Contract.

Trade Terms is DDP Hong Kong, ZTE’s warehouse premises, with full protection of wooden packing boxes, with further payment by ZTE of (i) inland transportation, and (ii) insurance of Products until (iii) delivery to final installation location at Customer’s premises.

ZTE shall obtain the required approvals, permission and licenses for the import of the Products into the Customer’s Network.

ZTE shall obtain all necessary approvals, permission, permits and/or licenses from the relevant government agencies or entities of the Country for the import of the Products into the Customer’s Network.

ZTE shall pay costs and expenses incurred custom clearance including taxes and duties (if any) and as well as inland transportation and insurance of the Products to the final installation location at Customer’s premises.

ZTE shall utilize and certify the satisfactory performance of Products.

ARTICLE 2          CUSTOMER’S OBLIGATIONS

The Customer shall pay the total price of this contract which equals to Two Million Fifty Thousand Six Hundred Nine US Dollars (US Dollars 2,050,609) (“Contract Amount”) by telegraphic transfer (T/T) according to the following payment schedule:

For System Equipment and Engineering Service

-30% of Contract Amount will be paid within 30 days after signing the contract.

-30% of Contract Amount will be paid within 30 days after receipt of goods and inspection by Customer and ZTE to confirm all parts are received, and any “out of box” failure or due to transportation or handling damage shall be immediately replaced by ZTE.

-35% of Contract Amount will be paid within 30 days after Preliminary Acceptance Test as defined in ANNEX 4.1: PROJECT IMPLEMENTATION SCHEDULE.

-5% of Contract Amount will be paid within 30 days after Final Acceptance Test (as defined in ANNEX 4.1 PROJECT IMPLEMENTATION SCHEDULE). All Products and Services per the criteria, testing protocols, and KPIs set forth in ANNEX 4: IMPLEMENTATION SCHEDULE AND ACCEPTANCE CRITERIA.

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For Training

-100% of contract amount shown in ANNEX 5: TRAINING AGREEMENT will be paid within 30 days after accomplishing of the training.

For Maintenance and Support after warranty

-100% of contract amount shown in ANNEX 6: O&M SUPPORT SERVICE will be paid within 30days after issuing the O&M Support Service Contract. The O&M Support Service Contract will be issued upon expiration of the Warranty Period.

CMTHK and New Host hereby confirm and warrant that they as the co-Customer have the duty to pay ZTE under this Contract and CMTHK shall unconditionally pay ZTE in case New Host fails to pay ZTE in any circumstance.

ARTICLE 3          INSTALLATION AND COMMISSIONING

The Customer acknowledges and agrees that ZTE shall deliver, install and test, together with the Customer’s officials, the Products at the allocated Sites, and the same shall function satisfactorily in the Customer’s Network per the criteria, testing protocols, and KPIs set forth in ANNEX 4: IMPLEMENTATION SCHEDULE AND ACCEPTANCE CRITERIA..

If the Products are required to interface with equipment of any third parties, the Customer shall make available the access at their own cost and shall allow utilization of such equipment by ZTE.

ARTICLE 4          TESTING AND ACCEPTANCE

The Preliminary and Final Acceptance Tests (as defined in ANNEX 4.1 Project Implementation Proposal) of the Products shall be conducted, approved and signed jointly by ZTE and the Customer. The Preliminary and Final Acceptance Certificates (as defined in ANNEX 4.1 Project Implementation Proposal) shall also be issued and signed by the Customer.

ZTE shall assist Customer for the normal and stable running of the Products in accordance with the specifications described in ANNEX 2: TECHNICAL SPECIFICATIONS during the entire Warranty Period and provide maintenance support for the same.

ARTICLE 5          DOCUMENT AND TRAINING

ZTE agrees to provide the necessary documents and manuals for the installation, testing, operation and maintenance of the Products. ZTE agrees to prepare and provide the Customer course materials sufficient to support the training described ANNEX 5: TRAINING AGREEMENT.

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ARTICLE 6          WARRANTY AND LIMITATION OF LIABILITY

ZTE warrants that the Products provided by ZTE to the Customer hereunder will be free from defects in workmanship and materials and will conform to the technical specifications as set out in ANNEX 2: TECHNICAL SPECIFICATIONS under normal use and service during the entire Warranty Period.

ZTE shall not be liable under this warranty if its testing and examination discloses that the alleged defect in the Products does not exist or was caused by the Customer or its end user’s misuse, neglect, improper installation or testing, unauthorized attempts to repair, or by accident, fire, lightning or other hazard.

Notwithstanding any other provision of this Contract, neither the Customer nor ZTE shall be liable to the other Party for damages, loss of revenues or profits, loss of goodwill or any incidental, consequential, indirect or special damages in connection with the performance or non-performance of this Contract, whether or not ZTE was advised of the possibility of such damage.

The aggregate liability of ZTE under this Agreement shall in no event be more than the Contract Price.

Standard of Maintenance and Support are described in ANNEX 6: O&M SUPPORT SERVICE.

ARTICLE 7          TITLE OF THE PRODUCTS

The title or ownership to the Products shall be transferred to the Customer upon delivery of the Products to Customer’s Premises, subject to a security interest in ZTE’s favor against the full payment of this Contract, and if the Customer fails to pay the full Contract price or fails to perform other obligations under the terms and conditions of this Contract, the title or ownership to the Products shall revert to ZTE. Customer will cooperate in signing or filing any documents required for ZTE to perfect its security interest in the Products under applicable law.

ARTICLE 8          LIQUIDATED DAMAGES

8.1	From Supplier – If Supplier fails to deliver any Equipment and/or Services within the specified schedule time, except under those conditions defined as Force Majeure or due to Customer’s fault, Customer may claim from Supplier as liquidated damages a sum equivalent to zero point one percent (0.1%) of the contract value of the Equipment and/or Services delayed, which shall be applied on daily basis, from the due date until the full settlement of the delayed Equipment or Services. In any event, the aggregate sum of liquidated damages for any and all delays shall not exceed five per cent (5%) of the total value of the Equipment and/or Services delayed or any part thereof.

8.2	From Customer – If Customer fails to pay any sum due within the specified schedule, except under those conditions defined as Force Majeure or due to Supplier’s fault, Supplier may claim from Customer as liquidated damages a sum equivalent to zero point one percent (0.1%) of the overdue amount, which shall be applied on daily basis, from the due date until the full settlement of the delayed payment. In any event, the aggregate sum of liquidated damages for any such delay shall not exceed one percent (1%) per month of the outstanding unpaid balance due.

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8.3	Demands of liquidated damages – Upon demand for liquidated damages, the non-defaulting Party shall notify the defaulting Party the payable amount of liquidated damages in writing. The defaulting Party shall pay the liquidated damages within ten (10) Business Days after the receipt of the written notice. If the defaulting Party disagrees with the amount of liquidated damages, it shall notify the non-defaulting Party within five (5) Business Days after the receipt of the written notice. The liquidated damages shall be paid within ten (10) Business Days after consensus has been reached in respect of the amount of damages

ARTICLE 9          CONFIDENTIALITY

Either Party recognizes and acknowledges that it will access or have access to the proprietary, confidential and trade secrets, technical information or materials, software and data of the other Party, or of the other Party's suppliers (collectively, the "Confidential Information"). The receiving party agrees that it shall not disclose, sell, transfer, modify, translate, reproduce or otherwise cause the Confidential Information available to any third party and that it shall protect the same to the same extent it protects its own Confidential Information, but in no event will the receiving party exercise less than reasonable care in the protection thereof.

Confidential Information shall not be deemed to include information which:

(a)	is rightfully possessed by the receiving party prior to the disclosure of such Confidential Information by the disclosing party;
(b)	is subsequently acquired by the receiving party from an independent third party having a legal right to disclose the Confidential Information;
(c)	becomes public knowledge, other than through an act or failure to act of the receiving party.

Unless otherwise agreed upon by ZTE in writing or is required by applicable law, the Customer or its agents, servants and/or employees shall not, without the prior written consent of ZTE, disclose the nature or results of the product trial testing being conducted or milestones and official release dates of any ZTE products or documentation.

ARTICLE 10          INTELLECTUAL PROPERTY

All patents, trade and service marks, design rights, copyrights, know-how, trade secrets and other intellectual and industrial property interests or rights in and to the Products shall remain the property of the ZTE and its third party suppliers, as appropriate. Nothing contained in this Contract shall be understood, construed, or interpreted to be a transfer of such rights.

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ARTICLE 11          FORCE MAJEURE

Where the performance hereof is hindered by or is absolutely impossible under the terms and conditions herein on account of Force Majeure, including earthquakes, typhoon, flood , fires, war and other unexpected, irresistible or unavoidable forces in respect of their consequence or results, the Party in contingency shall inform the other Party of such contingency by fax or telegram immediately, and within 15 days present valid documents signed by the notarial agency of the locale, stating the details of the incident and proving it is impossible to perform whole or part of this Contract or that extension of time of performance hereof is necessary. In case that this Contract is not able to be performed because of Force Majeure, the liabilities shall be exempted in part or wholly in light of the effects of Force Majeure. If the said Force Majeure lasts for 90 days, either of the Parties to the Contract shall have the right to terminate the Contract without incurring any liability under the said Contract.

ARTICLE 12          APPLICABLE LAW AND RESOLUTION OF DISPUTES

The Contract, including without limitation its conclusion, validity, construction, performance and settlement of the disputes, shall be governed by the law of Hong Kong Special Administrative Region of the People's Republic of China, without giving effect to the principles of conflict of law.

Any dispute arising from, or in connection with the Contract shall be first settled through friendly negotiation by both Parties. In case no settlement to disputes can be reached through amicable negotiation by both Parties, the disputes shall then be submitted Hong Kong International - Arbitration Center for arbitration in accordance with its arbitration rules in force at the time of application for arbitration. The arbitration shall proceed in Hong Kong and conducted in English before a single arbitrator. The arbitral award is final and binding upon both Parties. The arbitration fees shall be borne by the losing Party except otherwise awarded by the arbitration commission.

To the fullest extent permitted by law, this arbitration proceeding and the arbitrator’s award shall be maintained in confidence by the Parties so as to protect relevant valuable information or intellectual property rights.

Notwithstanding any reference to arbitration, both Parties shall continue to perform their respective obligations under the Contract except for those matters under arbitration.

ARTICLE 13          MISCELLANEOUS

Notices: Notices under this Contract must be in writing, to be sent via the regular post, postage prepaid, or by overnight courier service, personal delivery, or confirmed facsimile. If sent by confirmed facsimile, notice will be effective one business day after being sent. If sent by confirmed personal delivery, notice will be effective at the time of delivery. If sent by overnight courier service, notice will be effective upon the actual time of delivery. If sent by regular post, notice will be effective five (5) business days after deposit. Notices should be sent to the following addresses:

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CMTHK:

Suites 1105-1106, 11th floor, Chinachem Golden Plaza, 77 Mody Road, TsimShaTsui East, Hong Kong

Tel: 00852-22092270

Fax: 00852-22091270

Attn: Jamie Chang

New Host:

Room 804, Sino Centre, 582-591 Nathan Road, Kowloon, Hong Kong

Tel: 00852-23840332

Fax: 00852-27717211

Attn: Richard Liang

ZTE (H.K.) LIMITED

RM2307, 23/F, CHINA RESOURCES BUILDING, HARBOUR ROAD 26, HONGKONG.

Tel: 00852-25198983

Fax: 00852-25198986

Attn: Wang Antao

Language: This Contract is entered in the English language. Should a translation of the Contract into any other language be made for any reason, all matters involving interpretation shall be governed by the English text. The day-to-day language of communication and document transfer between the Parties shall be English.

Severability: It is mutually agreed that in case any one or more of the provisions of this Contract shall be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Contract.

No Waiver: The failure of either Party to insist upon strict adherence to any term or condition of this Contract on any occasion shall not be considered a waiver of any right to insist upon strict adherence to that term or condition or any other term or condition of this Contract.

Entire Agreement: This Contract and its Annexes constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof, and there are no additional or other promises, representations, warranties or contracts or understandings, whether written or oral, except those as contained herein.

Written Changes: This Contract may not be altered, modified, amended, changed, rescinded or discharged in whole or in part, except by a written contract executed by both Parties.

Assignment. New Host shall have the right to assign its rights under this Contract to a nominee, subject to ZTE’s consent, such consent not to be unreasonably withheld, provided such nominee shall agree to assume all of New Host’s obligations under this Contract, and provided the credit facility of such nominee is equal to that of New Host.

This Contract may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), such counterparts together shall constitute one and the same instrument and, notwithstanding the date of the execution, shall be deemed to be effective as of the date set forth above.

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IN WITNESS WHEREOF, the Parties hereto have executed this Contract by their duly authorized representatives.

For and on behalf of: ZTE (H.K.) LIMITED By /s/ Wang Antao Wang Antao General Manager	For and on behalf of: CHINA MOTION TELECOM (HK) LIMITED By /s/ Yang Qin Yang Qin General Manager
For and on behalf of: NEW HOST INTERNATIONAL CO., LTD. By /s/ Derrick Lin Derrick Lin

ANNEX 1: PRICED BOQ

ANNEX 2: TECHNICAL SPECIFICATION

ANNEX 3: SCOPE OF WORK

ANNEX 4: IMPLEMENTATION SCHEDULE AND ACCEPTANCE CRITERIA

ANNEX 5: TRAINING AGREEMENT

ANNEX 6: O&M SUPPORT SERVICE

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